EXHIBIT 10.14

PEARL MEYER & PARTNERS

PULITZER INC.

Incentive Opportunities for TERRY EGGER

This term sheet outlines certain incentive opportunities that will be offered to you if the current strategic review process leads to a sale of the Company (a “Transaction”) that takes place before September 1, 2005.

A.	TRANSACTION INCENTIVE OPPORTUNITY

To encourage you to continue with the Company and share in the value realized by our stockholders, you will be eligible to receive the following amounts UPON THE TRANSACTION CONSUMMATION IF YOU ARE THEN STILL EMPLOYED BY THE COMPANY:

DEAL PARTICIPATION BONUS

$75,000	This Bonus is being offered to you in recognition of your efforts up until the date of the Transaction consummation.

BONUS IN LIEU OF 2004 STOCK OPTION GRANT

$195,000	This Bonus is being offered in lieu of a 2004 stock option grant.

$270,000	TOTAL TRANSACTION INCENTIVE OPPORTUNITY

B.	RETENTION INCENTIVE OPPORTUNITY

To encourage you to continue with the Company following the transaction, you will be eligible to receive the following amount on the date that is THREE MONTHS FOLLOWING THE TRANSACTION CONSUMMATION IF YOU ARE THEN EMPLOYED BY THE COMPANY (OR ITS SUCCESSOR):

RETENTION BONUS

$648,657	You would also be entitled to the Retention Bonus if your employment is terminated during the period of three months following the Transaction other than by the Company for “Cause” or by you without “Good Reason” (as those terms are defined in your Executive Transition Agreement).

A Clark Consulting Practice

PEARL MEYER & PARTNERS

PULITZER INC.

Incentive Opportunities for TERRY EGGER

C.	STOCK OPTIONS

All of your unvested options to purchase common stock of Pulitzer Inc. will vest immediately before consummation of the Transaction, assuming your employment continues until that time. Your vested options are, of course, currently exercisable, subject to compliance with federal securities laws and Company policies.

D.	EXECUTIVE TRANSITION PLAN

The above incentive opportunities will be in addition to any rights or entitlements you have under your Executive Transition Agreement.

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